Exhibit 4.13

Execution Version

Dated 13 October 2021

GLOBALFOUNDRIES INC.
as the Company
THE COMPANIES LISTED IN SCHEDULE 1
together with the Company, as Obligors

THE FINANCIAL INSTITUTIONS LISTED IN SCHEDULE 2
as New Lenders
THE FINANCIAL INSTITUTIONS LISTED IN SCHEDULE 2
as Increasing Lenders
HSBC SECURITIES (USA), INC.
as Sustainability Structuring Agent
- and -
CITIBANK EUROPE PLC, UK BRANCH
as Facility Agent
___________________________________________
AMENDMENT AGREEMENT
relating to a Revolving and L/C Facilities Agreement
originally dated 18 October 2019
___________________________________________

WE OPERATE IN THE UK AND ITALY AS SHEARMAN & STERLING (LONDON) LLP, A LIMITED LIABILITY PARTNERSHIP ORGANISED IN THE UNITED STATES UNDER THE LAWS OF THE STATE OF DELAWARE, WHICH LAWS LIMIT THE PERSONAL LIABILITY OF PARTNERS. SHEARMAN & STERLING (LONDON) LLP IS AUTHORISED AND REGULATED BY THE SOLICITORS REGULATION AUTHORITY (FIRM SRA NUMBER 211340). A LIST OF ALL PARTNERS’ NAMES, WHICH INCLUDES SOLICITORS AND REGISTERED FOREIGN LAWYERS, IS OPEN FOR INSPECTION AT THE ABOVE ADDRESS. EACH PARTNER OF SHEARMAN & STERLING (LONDON) LLP IS ALSO A PARTNER OF SHEARMAN & STERLING LLP WHICH HAS OFFICES IN THE OTHER CITIES NOTED ABOVE.

THIS AMENDMENT AGREEMENT is made on 13 October 2021
BETWEEN:
(1)    GLOBALFOUNDRIES INC., an exempted company incorporated in the Cayman Islands with its registered office at Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands (the "Company");
(2)    THE ENTITIES listed in Part A (Original Borrowers) of Schedule 1 (The Obligors) as the original borrowers (the "Original Borrowers");
(3)    THE ENTITIES listed in Part B (Original Guarantors) of Schedule 1 (The Obligors) as the original guarantors (the "Original Guarantors");
(4)    THE FINANCIAL INSTITUTIONS listed in Part A (Increasing Lenders) of Schedule 2 (The Lenders) (the "Increasing Lenders");
(5)    THE FINANCIAL INSTITUTIONS listed in Part B (New Lenders) of Schedule 2 (The Lenders) as the new lenders (the "New Lenders");
(6)    CITIBANK EUROPE PLC, UK BRANCH as facility agent of the other Finance Parties (the "Facility Agent"); and
(7)    HSBC SECURITIES (USA), INC. as Sustainability Structuring Agent (as defined in the Amended Facilities Agreement (as defined below)).
WHEREAS:
(A)    The Company, the Original Borrowers, the Original Guarantors, the Facility Agent and the financial institutions named therein as Original Lenders entered into a revolving and L/C facilities agreement originally dated 18 October 2019 pursuant to which the Lenders made available to the Original Borrowers a Revolving Facility in an aggregate amount of $235,000,000 and a L/C Facility in an aggregate amount of $20,000,000 (each as defined therein) (the "2019 Facilities Agreement", and as amended pursuant to the 2020 Amendment Agreement (as defined below) the "Original Facilities Agreement").
(B)    The Company and, among others, the Facility Agent entered into an amendment agreement dated 11 November 2020 (the "2020 Amendment Agreement") relating to the 2019 Facilities Agreement. Pursuant to the 2020 Amendment Agreement the Increasing Lender and the New Lenders (each as defined therein) agreed to upsize the Commitments available under the Revolving Facility in an aggregate amount not to exceed $162,500,000.
(C)    Pursuant to an upsize request letter dated on or about the date of this Amendment Agreement between the Company and the Facility Agent, the Company has requested that the Existing Lenders (as defined therein) consent to a further upsize of the Commitments available under the Revolving Facility in an aggregate amount not to exceed $625,000,000 (the "Upsize Request Letter").
(D)    Pursuant to the Upsize Request Letter, the Increasing Lenders and the New Lenders confirmed their intention to participate in the upsize to the Revolving Facility described therein.

(E)    The Facility Agent, for itself and on behalf of the Finance Parties, and the Obligors have agreed to enter into this Amendment Agreement in order to amend the terms of the Original Facilities Agreement in accordance with Clause 4 (Amendments to Original Facilities Agreement).
(F)    The Facility Agent has been authorised to enter into this Amendment Agreement by the requisite Existing Lenders pursuant to the Upsize Request Letter.
(G)    The Increasing Lenders have agreed to enter into this Amendment Agreement to confirm the amount of additional Commitment confirmed by the Company pursuant to the Form of Response (as defined in the Upsize Request Letter) which was submitted by each Increasing Lender.
(G)    The New Lenders have agreed to enter into this Amendment Agreement and become "Lenders" under and in accordance with the Original Facilities Agreement (as amended by this Amendment Agreement).
NOW IT IS HEREBY AGREED:
1.DEFINITIONS AND INTERPRETATION
1.1Definitions
In this Amendment Agreement:
"Amended Facilities Agreement" means the Original Facilities Agreement, as amended by this Amendment Agreement.
"Effective Date" means the date on which the "Effective Time" (as defined in the Upsize Request Letter) occurs.
1.2Incorporation of defined terms
(a)Unless a contrary indication appears, a term defined in the Original Facilities Agreement has the same meaning when used herein.
(b)The principles of construction set out in clause 1 (Definitions and Interpretation) of the Original Facilities Agreement shall also apply in the interpretation hereof as if expressly set out herein with each reference to the "Agreement" being deemed to be a reference to this Amendment Agreement.
1.3Clauses
In this Amendment Agreement, any reference to a "Clause" or a "Schedule" is, unless the context otherwise requires, a Clause of or a Schedule to this Amendment Agreement.
1.4Third party rights
Unless expressly provided to the contrary in a Finance Document, a person who is not a party to this Amendment Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Amendment Agreement.
1.5Designation

In accordance with the Original Facilities Agreement, each of the Company and the Facility Agent designate this Amendment Agreement as a Finance Document.
2.EFFECTIVE DATE
Subject to:
(a)no Event of Default having occurred which is continuing; and
(b)the representations and warranties set out in Clause 3 (Representations) of this Amendment Agreement being true and accurate, the amendments to the Original Facilities Agreement referred to in Clause 4 (Amendments to Original Facilities Agreement) shall take effect on the Effective Date in accordance with their terms. If the Effective Date has not occurred by (and including) 11.59 p.m. on 31 January 2022 (or such later date as the Facility Agent acting on the instructions of the Finance Parties may agree) none of the amendments referred to in Clause 4 (Amendments to Original Facilities Agreement) will take effect.
3.REPRESENTATIONS
On the date of this Amendment Agreement and at the Effective Date, the Company and each Obligor confirm that the Repeating Representations to be made by it are true in all material respects.
4.AMENDMENTS TO ORIGINAL FACILITIES AGREEMENT
4.1With effect from the Effective Date, the Original Facilities Agreement shall be amended as set out in Schedule 4 (Amendments to Original Facilities Agreement).
4.2With effect from the Effective Date, the Total Revolving Facility Commitments shall be increased by $625,000,000 to $1,000,000,000 such that:
(a)each New Lender will become a Lender under the Amended Facilities Agreement with a Revolving Facility Commitment as set out in the relevant column opposite its name in Part B (New Lenders) of Schedule 2 (The Lenders);
(b)each Increasing Lender will remain a Lender under the Amended Facilities Agreement with a Revolving Facility Commitment as set out opposite its name in Part A (Increasing Lenders) of Schedule 2 (The Lenders), such amount including any additional Commitment assumed by it pursuant to the Upsize Request Letter;
(c)each New Lender shall become a party to the Amended Facilities Agreement, any other relevant Finance Document as a "Lender" and will assume the same rights and obligations to the other Finance Parties as if it had been party to the Amended Facilities Agreement as an "Original Lender"; and
(d)the Revolving Facility Commitments of Commerzbank AG and ING Bank, A Branch of ING-DIBA AG shall be reduced to zero notwithstanding the requirements of Clause 11.3 (Voluntary cancellation) to provide ten Business Days' notice and to reduce the Commitments of the Lenders under the Revolving Facility rateably.

4.3To the extent any Revolving Facility Loans are outstanding on the Effective Date, the relevant Borrower shall prepay the participations of Commerzbank AG and ING Bank, A Branch of ING-DIBA AG under those Revolving Facility Loans in full (together with all accrued interest, Break Costs and all other amounts accrued under the Finance Documents in respect of such participation) notwithstanding the requirements of Clause 11.4 (Voluntary prepayment of Utilisations) to provide 5 Business Days' notice and Clause 13.8 (Application of prepayments) for any prepayment to be applied pro rata to each Lenders' participation in that Loan.
4.4Subject to the terms of this Amendment Agreement, the Original Facilities Agreement will remain in full force and effect and as from the Effective Date references in the Original Facilities Agreement to "this Agreement", "hereunder", "herein" and like terms or to any provision of the Original Facilities Agreement shall be construed as a reference to the Original Facilities Agreement, or such provision, as amended by this Amendment Agreement.
4.5Except as otherwise provided in this Amendment Agreement, the Finance Documents remain in full force and effect.
5.NEW LENDER CONFIRMATIONS
5.1Each New Lender confirms for the benefit of the Facility Agent and without any liability to any Obligor that it can exempt the Facility Agent from the restrictions pursuant to section 181 of the German Civil Code (Bürgerliches Gesetzbuch) and similar restrictions applicable to it pursuant to any other law as provided for in paragraph (c) of clause 32.1 (Appointment of the Facility Agent) of the Amended Facilities Agreement.
5.2Each New Lender confirms for the benefit of the Facility Agent and without any liability to any Obligor that:
(a)it is not a Sponsor Affiliate; and
(b)it is not a Loan-to-Own/Distressed Investor or an Industry Competitor.
5.3Each New Lender listed in Part B (New Lenders) of Schedule 2 (The Lenders) confirms, for the benefit of the Facility Agent and without any liability to any Obligor, that its status for the purpose of clause 18.4 (Lender status confirmation) of the Amended Facilities Agreement is as set out against its name in that Part B.
5.4Each New Lender expressly acknowledges the limitations on the Existing Lender's obligations set out in paragraph (c) of clause 29.5 (Limitation of responsibility of Existing Lenders) of the Amended Facilities Agreement.
5.5Each New Lender has delivered to the Facility Agent its Facility Office details and address, email address, fax number and attention details for notices for the purposes of clause 38.2 (Addressees) of the Amended Facilities Agreement.
6.GUARANTEE AND SECURITY CONFIRMATION
Each Obligor hereby represents, warrants, reaffirms and confirms to and for the benefit of each Finance Party on the date hereof and on the Effective Date that:

(a)the Security granted by the Obligors pursuant to the Transaction Security Documents will secure, without limitation, all of the obligations of the Obligors under the Finance Documents notwithstanding the amendments to the Original Facilities Agreement contemplated by this Amendment Agreement and extend to any new obligations assumed by any Obligor under the Finance Documents as a result of the Upsize Request Letter or this Amendment Agreement;
(b)that the execution and delivery of the Upsize Request Letter or this Amendment Agreement shall not operate as a waiver of any right, power or remedy of the Facility Agent or any secured party under any Transaction Security Document or serve to effect a novation of the obligations of the Obligors; and
(c)the guarantee and indemnity obligations of it pursuant to clause 22 (Guarantee and Indemnity) of the Original Facilities Agreement shall:
(i)remain in full force and effect notwithstanding any amendments to the Original Facilities Agreement contemplated by this Amendment Agreement; and
(ii)extend to any new obligations assumed by any Obligor under the Finance Documents as a result of the Upsize Request Letter or this Amendment Agreement.
7.CONDITIONS SUBSEQUENT
The Company shall procure that, within ninety (90) days after the Effective Date:
(a)the following security documents are entered into:
(i)a Dutch law second ranking pledge relating to the Dutch law deed of pledge of shares dated 28 January 2021 between GLOBALFOUNDRIES (Netherlands) Coöperatief U.A. (as Pledgor), the Security Agent (as Pledgee) and GLOBALFOUNDRIES Netherlands Holding B.V. (as Company);
(ii)a Dutch law second ranking pledge relating to the Dutch law agreement and deed of pledge of cooperative membership interests dated 28 January 2021 between GLOBALFOUNDRIES Inc. and GLOBALFOUNDRIES Investments LLC (as Pledgors), the Security Agent (as Pledgee) and GLOBALFOUNDRIES (Netherlands) Coöperatief U.A. (as Cooperative),
(the documents set out in paragraphs (i) and (ii) above together, being the "Dutch Supplemental CS Security Documents"); and
(iii)a Singapore law governed supplemental share security between GLOBALFOUNDRIES Inc. and the Security Agent relating to the Singapore share charge dated 28 January 2021 between GLOBALFOUNDRIES Inc. and the Security Agent (the "Singapore Supplemental CS Security Document" and, together with the Dutch Supplemental CS Security Documents, the "Supplemental CS Security Documents").
(b)the Facility Agent is provided with:
(i)a copy of each of the relevant Supplemental CS Security Documents;

(ii)a legal opinion of Clifford Chance Pte. Ltd. as to the enforceability of the Singapore Supplemental CS Security Document in a form reasonably satisfactory to the Lenders;
(iii)a legal opinion of the following legal advisors to the Company and the Original Guarantors:
(A)Maples and Calder as to Cayman Islands law;
(B)Hogan Lovells LLP as to Dutch Law,
each in a form reasonably satisfactory to the Lenders;
(iv)a certified copy of the relevant updated members / shareholders register (as applicable) reflecting the Dutch Supplemental CS Security Documents; and
(v)a certified copy of the updated register of mortgages and charges of GLOBALFOUNDRIES Inc. reflecting the entry of the Singapore Supplemental CS Security Document.
8.COSTS AND EXPENSES
The Company shall within five (5) Business Days of demand pay to the Facility Agent the amount of all pre-approved reasonable and documented costs and expenses (including legal fees but excluding any allocations of overhead or internal costs) payable pursuant to clause 23.2 (Amendment costs) of the Original Facilities Agreement in connection with this Amendment Agreement.
9.MISCELLANEOUS
9.1Clauses 38 (Notices), 40 (Partial Invalidity) and 50 (Enforcement) of the Original Facilities Agreement shall be deemed incorporated in this Amendment Agreement (with such conforming amendments as the context requires) as if set out herein with each reference to the "Agreement" being deemed to be a reference to this Amendment Agreement.
9.2Any signature (including, without limitation, (x) any electronic symbol or process attached to, or associated with, a contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record and (y) any facsimile, E-pencil or .pdf signature) to this Amendment Agreement through electronic means, shall have the same legal validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law.
9.3This Amendment Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Amendment Agreement. Delivery of a counterpart of this Amendment Agreement by e-mail attachment or telecopy shall be an effective mode of delivery.
10.GOVERNING LAW
This Letter is governed by and shall be construed in accordance with English law. Any non-contractual obligations arising out of or in connection with this Letter are governed by English law.

AS WITNESS the hands of the duly authorised representatives of the parties hereto the day and year first above written.

SCHEDULE 1

THE OBLIGORS

Part A – The Original Borrowers
1.GLOBALFOUNDRIES Inc.
2.GLOBALFOUNDRIES Singapore Pte. Ltd.
3.GLOBALFOUNDRIES U.S. Inc.

Part B – Original Guarantors
1.GLOBALFOUNDRIES Inc.
2.GLOBALFOUNDRIES Dresden Module One Limited Liability Company & Co. KG
3.GLOBALFOUNDRIES Dresden Module Two Limited Liability Company & Co. KG
4.GLOBALFOUNDRIES Singapore Pte. Ltd.
5.GLOBALFOUNDRIES U.S. Inc.
6.GLOBALFOUNDRIES Netherlands Holding B.V.
7.GLOBALFOUNDRIES Management Services Limited Liability Company & Co. KG
8.GLOBALFOUNDRIES Dresden Module One LLC
9.GLOBALFOUNDRIES Dresden Module One Holding GmbH
10.GLOBALFOUNDRIES Dresden Module Two LLC
11.GLOBALFOUNDRIES Dresden Module Two Holding GmbH
12.GLOBALFOUNDRIES (Netherlands) Cooperatief U.A.
13.GLOBALFOUNDRIES U.S. 2 LLC

SCHEDULE 2

THE LENDERS
Part A – Increasing Lenders

Name of Increasing Lender	Revolving Facility Commitments as at the Effective Date
Bank of America, N.A.	$118,000,000
DBS Bank Ltd.	$118,000,000
Intesa Sanpaolo S.P.A., London Branch	$118,000,000
JPMorgan Chase Bank, N.A.	$118,000,000
Morgan Stanley Senior Funding, Inc.	$118,000,000
Citibank, N.A.	$90,000,000
Deutsche Bank AG	$90,000,000
Credit Suisse AG, Cayman Islands Branch	$90,000,000

Part B – New Lenders

Name of New Lender	Revolving Facility Commitments as at the Effective Date	Lender Status Confirmation
HSBC Bank USA, National Association	$90,000,000	Not a Singapore Qualifying Lender A US Qualifying Lender A German Treaty Lender
First Abu Dhabi Bank PJSC	$50,000,000	Not a Singapore Qualifying Lender Not a US Qualifying Lender Not a German Qualifying Lender

SCHEDULE 3

Conditions Precedent
1.Corporate Formalities
(a)A copy of the constitutional documents of each Original Obligor (including for any German Original Obligor (i) an up-to-date electronic chronological commercial register extract (elektronischer chronologischer Handelsregisterausdruck), (ii) its articles of association (Satzung) or partnership agreement (Gesellschaftsvertrag), as applicable, as well as copies of any by-laws and (iii) if applicable, its list of shareholders).
(b)A copy of a good standing certificate with respect to each US Obligor, issued as of a recent date by the Secretary of State or other appropriate official of each US Obligor's jurisdiction of incorporation or organisation.
(c)A copy of a resolution of in respect of any Original Obligor (other than in respect of a German Original Obligor), its board of directors or board of managers, as applicable:
(i)approving the terms of, and the transactions contemplated by, the Amendment Agreement and resolving that it execute such document;
(ii)authorising a specified person or persons to execute the Amendment Agreement on its behalf; and
(iii)authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with the Amendment Agreement.
(d)A specimen of the signature of person(s) authorised by the resolution referred to in paragraph (c) above or otherwise.
(e)If required, a copy of a resolution of the holders of the issued shares and/or interests, as applicable in each Original Obligor (and/or, if applicable, by the supervisory board (Aufsichtsrat) and/or advisory board (Beirat) of such German Original Obligor), approving the terms of, and the transactions contemplated by, the Amendment Agreement.
(f)A certificate of each Original Obligor (other than in respect of a German Original Obligor) (signed by an Authorised Officer) confirming that borrowing, securing or guaranteeing, as appropriate, the Total Commitments would not cause any borrowing, securing, guaranteeing or similar limit binding on such Original Obligor to be exceeded.
(g)A certificate of an Authorised Officer of the relevant Original Obligor certifying that each copy document relating to it specified in this paragraph 1 of this Schedule 3 (Conditions Precedent) is correct, complete and in full force and effect as at a date no earlier than the date of the Amendment Agreement.
(h)A certificate of good standing of the Company as issued by the Registrar of Companies in the Cayman Islands and dated within thirty (30) days of the Amendment Agreement.
2.Legal Opinions

(a)A legal opinion of Clifford Chance LLP as to the law of England & Wales, as to the enforceability of the Amendment Agreement, in a form reasonably satisfactory to the Increasing Lenders and the New Lenders.
(b)A legal opinion of the following legal advisers to the Company and the Original Obligors:
(i)Shearman & Sterling LLP as to German law;
(ii)Maples and Calder as to Cayman Islands law;
(iii)Dentons Rodyk & Davidson LLP as to Singaporean law;
(iv)Hogan Lovells International LLP as to Dutch law; and
(v)Richards, Layton & Finger, P.A. as to Delaware law,
each in a form reasonably satisfactory to the Increasing Lenders and the New Lenders.

SCHEDULE 4

Amendments to Original Facilities Agreement
(1)    On the front page, adding:
"- and -
HSBC SECURITIES (USA), INC.
as Sustainability Structuring Agent"
(2)    In the parties clause:
(a)adding:
"(8)    HSBC SECURITIES (USA), INC. as sustainability structuring agent (the "Sustainability Structuring Agent")."; and
(b)deleting "and" at the end of paragraph (6) thereof and the replacing the full stop at the end of paragraph (7) thereof with "; and".
(3)    In Clause 1.1 (Definitions) of the Original Facilities Agreement:
(a)adding the following new definitions such that they appear listed in this clause in alphabetical order:
""2021 Amendment Agreement" means the amendment agreement relating to this Agreement dated ___ October 2021 between, amongst others, the Company and the Facility Agent.";
""2021 Amendment Agreement Signing Date" means the date of the 2021 Amendment Agreement.";
"2021 Effective Date" has the meaning given to the term "Effective Date" in the 2021 Amendment Agreement.";
""2021 Upsize" means the upsize of the Revolving Facility in an aggregate amount of up to $625,000,000 which became effective on the 2021 Effective Date.";
"ESG KPIs" means the relevant environmental, social and governance key performance indicators which apply to the Group as defined in Schedule 23 (Sustainability Target Values), as the same may be amended from time to time by the Company and subject to the consent of the Majority Lenders.";
""Sustainability Adjustment" has the meaning given to that term in the definition of "Margin".";
""Sustainability Certificate" means the certificate substantially in the form set out in Schedule 24 (Form of Sustainability Certificate).";
""Sustainability Target Value" means in respect of a Financial Year, the value or percentage specified opposite an ESG KPI for that Financial Year in Schedule 23 (Sustainability Target

Values), as the same may be updated from time to time by the Company and subject to the consent of the Majority Lenders.";
(b)deleting the definition of "Change of Control" and replacing it with:
""Change of Control" means the occurrence of an event resulting in (i) an entity wholly owned (directly or indirectly) by the government of the Emirate of Abu Dhabi ceasing to Control the Company; or (ii) the Company ceasing to Control any Borrower, other than (in the case of paragraph (i) only) pursuant to a public offering (and/or international and/or domestic private placement to institutional investors) on any stock exchange of the shares of common stock or common equity interests of the Company (or any holding company of the Company), whether by the issuance of new common stock or equity interests or the sale of existing common stock or equity interests, which occurs on a date following 18 months after the 2021 Amendment Agreement Signing Date.";
(c)deleting the definition of "Final Maturity Date" and replacing it with:
""Final Maturity Date" means:
(a)in relation to the Additional L/C Facility, the date falling five (5) years after the 2021 Amendment Agreement Signing Date;
(b)in relation to the Revolving Facility, the date falling five (5) years after the 2021 Amendment Agreement Signing Date.";
(d)deleting the definition of "Increasing Lender" and replacing it with:
""Increasing Lender" means each Lender (which is not an Original Lender) which participates in the 2020 Upsize or the 2021 Upsize, for so long as it holds the Commitments assumed by it pursuant to the 2020 Upsize and/or the 2021 Upsize (as applicable).";
(e)deleting paragraph (a) of the definition of "Margin" and replacing it with:
"(a) in relation to any Revolving Facility Loan means 2.25% per annum, commencing on the 2021 Amendment Agreement Signing Date, and subject to Clause 14.5 (Sustainability), as adjusted (if at all) (the "Sustainability Adjustment") in accordance with the grid set out below relating to the Sustainability Target Value achieved by the Group with respect to the ESG KPIs for the immediately preceding Financial Year (as evidenced by the Sustainability Certificate relating to the immediately preceding Financial Year):

Sustainability Target Value	Applicable Margin (per annum) per ESG KPI
ESG KPI 1	ESG KPI met = minus 0.025% ESG KPI not met = plus 0.025%
ESG KPI 2	ESG KPI met = minus 0.025% ESG KPI is <20% = plus 0.025%
ESG KPI 3	ESG KPI met = minus 0.025% ESG KPI is ≤170 = plus 0.025%

(f)deleting the definition of "Total Revolving Facility Commitments" and replacing it with "means the aggregate Revolving Facility Commitments, being $1,000,000,000 as at the Effective Date".
(4)     Deleting subparagraphs (i) and (ii) of paragraph (a) of Clause 17.1 (Commitment Fee) and replacing them with:
(i)    in relation to the Additional L/C Facility, 20.0% of the applicable Margin for the Availability Period applicable to the Additional L/C Facility; and
(ii)    in relation to the Revolving Facility, 20.0% of the applicable Margin for the Availability Period applicable to the Revolving Facility.
(5)     Adding a new Clause 14.5 (Sustainability), as follows:
(a)The Company shall supply to the Facility Agent and each Lender, within 180 days after the end of every Financial Year, commencing with the Financial Year ending on 31 December 2021:
(i)a duly completed Sustainability Certificate signed by an authorised signatory of the Company; and
(ii)information in reasonable detail on the ESG KPIs and the Group's performance in respect of the ESG KPIs for the relevant Financial Year and, to the extent applicable for the relevant ESG KPI, independent verification or a negative assurance statement from any auditing or consulting firm designated from time to time by the Borrower (or any replacement firm thereof as designated from time to time by the Borrower);
(b)The Margin will be adjusted by the Sustainability Adjustment (if at all) for that Financial Year and any such adjustment to take effect from the date which is three (3) Business Days after the Company has delivered a Sustainability Certificate and the information referred to in Clause 14.5 (a)(ii).
(c)No Event of Default will occur by reason only of a failure by the Company to not meet any ESG KPI or comply with this Clause 14.5.

(6)     Deleting paragraph (b) of Clause 15.1 (Selection) and replacing with:
(b)    Subject to this Clause 15, a Borrower (or the Company) may select an Interest Period of one (1), three (3) or six (6) Months or any other period agreed between the Company and the Facility Agent (acting on the instructions of all the Lenders in relation to the relevant Loan).
(7)     Adding a new paragraph 17.1(d), as follows:

In addition to the times specified in Clause 17.1(b) above, the accrued commitment fee is also payable on the 2021 Effective Date to Lenders with Commitments immediately prior to the occurrence of the 2021 Effective Date.

(8)     Adding a new Clause 32.20 (Amounts paid in error), as follows:
(a)If the Agent pays an amount to another Party and the Agent notifies that Party that such payment was an Erroneous Payment then the Party to whom that amount was paid by the Agent shall on demand refund the same to the Agent together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds.
(b)Neither:
(i)the obligations of any Party to the Agent; nor
(ii)the remedies of the Agent,
(whether arising under this Clause 32.30 or otherwise) which relate to an Erroneous Payment will be affected by any act, omission, matter or thing (including, without limitation, any obligation pursuant to which an Erroneous Payment is made) which, but for this paragraph (b), would reduce, release, preclude or prejudice any such obligation or remedy (whether or not known by the Agent or any other Party).
(c)All payments to be made by a Party to the Agent (whether made pursuant to this Clause 32.30 or otherwise) which relate to an Erroneous Payment shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.
(d)In this Agreement, "Erroneous Payment" means a payment of an amount by the Agent to another Party which the Agent determines (in its sole discretion) was made in error."
(9)     Adding a new Clause 32.21 (Sustainability Structuring Agent), as follows:
    "The Company appoints the Sustainability Structuring Agent as sustainability structuring agent in connection with the provisions relating to environmental, social and governance requirements in accordance with the terms of the mandate letter dated on or around the 2021 Amendment Agreement Signing Date between the Sustainability Structuring Agent and the Company."
(10)     In Schedule 1 (The Original Parties) of the Original Facilities Agreement there shall be a new Part D (Commitments following the 2021 Effective Date) inserted which shall read as follows:

Part D
Commitments following the 2021 Effective Date

Name of Lender	Revolving Facility Commitments	Additional L/C Facility Commitments
Bank of America, N.A.	$118,000,000	–
Citibank, N.A.	$90,000,000	$20,000,000
Credit Suisse AG, Cayman Islands Branch	$90,000,000	–
DBS Bank Ltd.	$118,000,000	–
Deutsche Bank AG	$90,000,000	–
First Abu Dhabi Bank PJSC	$50,000,000	–
HSBC Bank USA, National Association	$90,000,000	–
Intesa Sanpaolo S.P.A., London Branch	$118,000,000	–
JPMorgan Chase Bank, N.A.	$118,000,000	–
Morgan Stanley Senior Funding, Inc.	$118,000,000	–
	__________
Total Commitments	$1,000,000,000	$20,000,000
	__________

(11)     Adding a new Schedule 23 (Sustainability Target Values), as follows:
SCHEDULE 23
SUSTAINABILITY TARGET VALUES
ESG KPIs

ESG KPIs	Initial Score	Sustainability Target Value
	2020	2021	2022	2023	2024	2025
ESG KPI 1	N/A	2,000	15,000	45,000	64,000	80,000
ESG KPI 2	20% Women / Minorities	>25% Women / Minorities	>25% Women / Minorities	>25% Women / Minorities	>25% Women / Minorities	>35% Women / Minorities
ESG KPI 3	170 (RBA average after closure audit)	≥180	≥180	≥180	≥180	≥180

In this Schedule 23 (Sustainability Target Values):

(a)"ESG KPI 1" means reductions measured in MTCE (Metric Tons of Carbon Equivalents) of greenhouse gas emissions on an annualised basis achieved by greenhouse gas emissions projects implemented by the Group.
(b)"ESG KPI 2" means the percentage of the Company's board of directors that do not identify as male or come from an underrepresented minority.
(c)"ESG KPI 3" means the average validated assessment program score in respect of Responsible Business Alliance (RBA) Audits.

(12)     Adding a new Schedule 24 (Form of Sustainability Certificate), as follows:
SCHEDULE 24
FORM OF SUSTAINABILITY CERTIFICATE

From:    [] as the Company

Dated:    [] 2021

GLOBALFOUNDRIES Inc. – Revolving and L/C Facilities Agreement dated [●] 2019 (the "Facilities Agreement")

1.We refer to the Facilities Agreement. This is a Sustainability Certificate. Terms defined in the Facilities Agreement have the same meaning when used in this Sustainability Certificate unless given a different meaning in this Sustainability Certificate.

2.We confirm that in respect of [year], the ESG KPIs are as follows:

a.ESG KPI 1 equal to [ and therefore is [equal to or above] / [below] the applicable Sustainability Target Value for [year];

b.ESG KPI 2 equal to [ and therefore is [equal to or above] / [below] the applicable Sustainability Target Value for [year];

c.ESG KPI 3 equal to [ and therefore is [equal to or above] / [below] the applicable Sustainability Target Value for [year];
and in accordance with Clause 14.5 of the Facilities Agreement, the Margin shall be [•] per cent, per annum.
3.The Borrower confirms that the ESG KPIs referred to in paragraph 2 above have been calculated using substantially the same methodology as that used to set the Sustainability Target Value [and to the extent applicable, [the relevant independent verification or negative assurance statement is attached] / [reasonable detail of determination of ESG KPI to be attached]].1

Signed	…………………..
Authorised Signatory for and on behalf of

[Company]
1 Reasonable detail of determination of ESG KPI not required where independent verification or negative assurance statement is attached.

SIGNATORIES
The Company

/s/David Reeder
Name: David Reeder
Title: CFO
For and on behalf of
GLOBALFOUNDRIES INC.
as Company

[Signature Page – 2021 Amendment Agreement (2019 RCF)]

The Original Borrowers

/s/David Reeder
Name: David Reeder
Title: CFO
For and on behalf of
GLOBALFOUNDRIES INC.
as an Original Borrower

/s/Theodore Castro
Name: Theodore Castro
Title: Director

For and on behalf of
GLOBALFOUNDRIES SINGAPORE PTE. LTD.
as an Original Borrower

/s/Samak L. Azar
Name: Samak L. Azar
Title: Secretary

For and on behalf of
GLOBALFOUNDRIES U.S. INC.
as an Original Borrower

[Signature Page – 2021 Amendment Agreement (2019 RCF)]

The Original Guarantors

/s/David Reeder
Name: David Reeder
Title: CFO
For and on behalf of
GLOBALFOUNDRIES INC.
as an Original Guarantor

/s/Theodore Castro
Name: Theodore Castro
Title: Director

For and on behalf of
GLOBALFOUNDRIES SINGAPORE PTE. LTD.
as an Original Guarantor

/s/Samak L. Azar
Name: Samak L. Azar
Title: Secretary

For and on behalf of
GLOBALFOUNDRIES U.S. INC.
as an Original Guarantor

/s/Samak L. Azar
Name: Samak L. Azar
Title: Manager

For and on behalf of
GLOBALFOUNDRIES DRESDEN MODULE ONE LIMITED LIABILITY
COMPANY & CO. KG
represented by its general partner GLOBALFOUNDRIES Dresden Module One LLC as an Original Guarantor

[Signature Page – 2021 Amendment Agreement (2019 RCF)]

/s/Samak L. Azar
Name: Samak L. Azar
Title: Manager

For and on behalf of
GLOBALFOUNDRIES DRESDEN MODULE TWO LIMITED LIABILITY
COMPANY & CO. KG
represented by its general partner GLOBALFOUNDRIES Dresden Module One LLC as an Original Guarantor

/s/Dirk Gasse
Name: Dirk Gasse
Title: Director

For and on behalf of
GLOBALFOUNDRIES NETHERLANDS HOLDING B.V.
as an Original Guarantor

/s/Samak L. Azar
Name: Samak L. Azar
Title: Manager

For and on behalf of
GLOBALFOUNDRIES MANAGEMENT SERVICES LIMITED LIABILITY
COMPANY & CO. KG
represented by its general partner GLOBALFOUNDRIES Dresden Module Two LLC as an Original Guarantor

/s/Samak L. Azar
Name: Samak L. Azar
Title: Manager

For and on behalf of
GLOBALFOUNDRIES DRESDEN MODULE ONE LLC
as an Original Guarantor

[Signature Page – 2021 Amendment Agreement (2019 RCF)]

/s/Samak L. Azar
Name: Samak L. Azar
Title: Managing Director (Geschäftsführer)

For and on behalf of
GLOBALFOUNDRIES DRESDEN MODULE ONE HOLDING GMBH
as an Original Guarantor

/s/Samak L. Azar
Name: Samak L. Azar
Title: Manager

For and on behalf of
GLOBALFOUNDRIES DRESDEN MODULE TWO LLC
as an Original Guarantor

/s/Samak L. Azar
Name: Samak L. Azar
Title: Managing Director (Geschäftsführer)

For and on behalf of
GLOBALFOUNDRIES DRESDEN MODULE TWO HOLDING GMBH
as an Original Guarantor

[Signature Page – 2021 Amendment Agreement (2019 RCF)]

/s/Carmine Joseph Mele Name: Carmine Joseph Mele Title: Management Board Member A	/s/Dirk Gasse Name: Dirk Gasse Title: Management Board Member B
For and on behalf of GLOBALFOUNDRIES (NETHERLANDS) COÖPERATIEF U.A. as an Original Guarantor
/s/Michael Cadigan Name: Michael Cadigan Title: Director For and on behalf of GLOBALFOUNDRIES U.S. 2 LLC as an Original Guarantor

[Signature Page – 2021 Amendment Agreement (2019 RCF)]

THE NEW LENDERS
FIRST ABU DHABI BANK PJSC

By: /s/Moustafa Al Khalafawy

Name: Moustafa Al Khalafawy, MD & Head of IBG, CIB D&NE.

By: /s/Moataz Khalil

Name: Moataz Khalil

[Signature Page – 2021 Amendment Agreement (2019 RCF)]

HSBC BANK USA, NATIONAL ASSOCIATION

By: /s/Christopher M Samms

Name: Christopher M Samms, Senior Vice President, #9426

[Signature Page – 2021 Amendment Agreement (2019 RCF)]

THE INCREASING LENDERS

BANK OF AMERICA, N.A.

By: /s/Damien Orban

Name: Damien Orban

[Signature Page – 2021 Amendment Agreement (2019 RCF)]

CITIBANK, N.A.

By: /s/Thad Garrison

Name: Thad Garrison, Director

[Signature Page – 2021 Amendment Agreement (2019 RCF)]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH
By: /s/William O’Daly

Name: William O’Daly
Title: Authorized Signatory

By: /s/Komal Shah

Name: Komal Shah
Title: Authorized Signatory

[Signature Page – 2021 Amendment Agreement (2019 RCF)]

DBS BANK LTD.

By: /s/Loy Hwee Chuan

Name: Loy Hwee Chuan, Executive Director

[Signature Page – 2021 Amendment Agreement (2019 RCF)]

DEUTSCHE BANK AG
By: /s/Hoby Buvat

Name: Hoby Buvat, Managing Director

By: /s/Mark Dixson

Name: Mark Dixson, Managing Director

[Signature Page – 2021 Amendment Agreement (2019 RCF)]

INTESA SANPAOLO S.P.A., LONDON BRANCH

By: /s/Flavio Stellini

Name: Flavio Stellini, Managing Director

By: /s/Roberto Ravaziol

Name: Roberto Ravaziol, Managing Director

[Signature Page – 2021 Amendment Agreement (2019 RCF)]

JPMORGAN CHASE BANK, N.A.

By: /s/Ilinca Mihaescu

Name: Ilinca Mihaescu, Vice President

[Signature Page – 2021 Amendment Agreement (2019 RCF)]

MORGAN STANLEY SENIOR FUNDING, INC.

By: /s/Michael King

Name: Michael King

[Signature Page – 2021 Amendment Agreement (2019 RCF)]

The Facility Agent

/s/Cairy Bailey

Name: Cairy Bailey
For and on behalf of
Citibank Europe Plc, UK Branch
in its capacity as Facility Agent
(acting on the instructions of the requisite Lenders)

[Signature Page – 2021 Amendment Agreement (2019 RCF)]

The Sustainability Structuring Agent

/s/Christopher M Samms

Name: Christopher M Samms, Director
For and on behalf of
HSBC Securities (USA), Inc.

[Signature Page – 2021 Amendment Agreement (2019 RCF)]